EXHIBIT 1.1(C)

                              [FORM OF SUPPLEMENT]

                      SUPPLEMENT TO NOTE PURCHASE AGREEMENT

      THIS SUPPLEMENT is entered into as of [ ], [ ] (this "Supplement") between CARRIAGE SERVICES, INC., a Delaware corporation (the "COMPANY"), and the Purchasers listed in the attached Schedule A (the "PURCHASERS").

                                 R E C I T A L S

      A. The Company has entered into a Note Purchase Agreement dated as of July 1, 1999 with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the "NOTE PURCHASE AGREEMENT"); and

      B. The Company desires to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

      NOW, THEREFORE, the Company and the Purchasers agree as follows:

      1. AUTHORIZATION OF THE NEW SERIES OF NOTES. The Company has authorized the issue and sale of $[ ] aggregate principal amount of Notes to be designated as its [__]% Senior Notes, Series [ ], due [ ], [ ] (the "SERIES [ ] NOTES", such term to include any such Notes issued in substitution therefor pursuant to
Section 13 of the Note Purchase Agreement). The Series [ ] Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company.

      2. SALE AND PURCHASE OF SERIES [ ] NOTES. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series [ ] Notes in the principal amount specified opposite their respective names in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

      3. CLOSING. The sale and purchase of the Series [ ] Notes to be purchased by the Purchasers shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street, Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "CLOSING") on [ ], [ ] or on such other Business Day thereafter on or prior to [ ], [ ] as

                                 Exhibit 1.1(c)
may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Series [ ] Notes to be purchased by it in the form of a single Note (or such greater number of Series [ ] Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in its name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________] at [_________________] Bank, [INSERT BANK ADDRESS, ABA NUMBER FOR WIRE TRANSFERS, AND ANY OTHER RELEVANT WIRE TRANSFER INFORMATION]. If at the Closing the Company shall fail to tender such Series [ ] Notes to a Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 of the Note Purchase Agreement, as modified or expanded by Section 4 hereof, shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

      4. CONDITIONS TO CLOSING. Each Purchasers obligation to purchase and pay for the Series [ ] Notes to be sold to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement, as hereafter modified, and to the following additional conditions:

           [Set forth any modifications and additional conditions.]

      5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchasers that each of the representations and warranties contained in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof (i) except that all references to "Purchaser" and "you" therein shall be deemed to refer to the Purchasers hereunder, all references to "this Agreement" shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, all references to "Notes" therein shall be deemed to include the Series [ ] Notes, and (ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5.

      6. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser confirms to the Company that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct as to such Purchaser.

      7. MANDATORY PREPAYMENT OF THE SERIES [ ] NOTES. [The Series [ ] Notes are not subject to mandatory prepayment by the Company.] [On [ ], [ ] and on each [ ] thereafter to and including [ ], [ ] the Company will prepay $[ ] principal amount (or such lesser principal amount as shall then be outstanding) of the Series [ ] Notes at par and without payment of the Make-Whole Amount or any premium.]

      8. APPLICABILITY OF NOTE PURCHASE AGREEMENT. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein and shall apply to the Series [ ] Notes as if expressly set forth in this Supplement.

                                       2

                                 Exhibit 1.1(c)
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      IN WITNESS WHEREOF, the Company and the Purchasers have caused this
Supplement to be executed and delivered as of the date set forth above.

                                    CARRIAGE SERVICES, INC.

                                    By:___________________________________
                                    Name:_________________________________
                                    Title:________________________________

[ADD PURCHASER SIGNATURE BLOCKS]

                                       3
                                 Exhibit 1.1(c)
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                                                                     SCHEDULE A
                                                                   TO SUPPLEMENT

                       INFORMATION RELATING TO PURCHASERS


                                              Principal Amount of Series
NAME AND ADDRESS OF PURCHASER                [    ] NOTES TO BE PURCHASED


[NAME OF PURCHASER]                                         $

  (1) All payments by wire transfer
            of immediately available
            funds to:

            with sufficient information
            to identify the source and
            application of such funds.

  (2) All notices of payments and
            written confirmations of such
            wire transfers:

  (3) All other communications:

                                 Exhibit 1.1(c)

                                                                     SCHEDULE 5
                                                                   TO SUPPLEMENT

                          EXCEPTIONS TO REPRESENTATIONS
                                 AND WARRANTIES

                                 Exhibit 1.1(c)

                                                                    EXHIBIT 1 TO
                                                                     SUPPLEMENT


                            [FORM OF SERIES [ ] NOTE]

                                 Exhibit 1.1(c)